Exhibit 99

Patterson Companies Elects Brian S. Tyler, Ph.D. to Board of Directors

St. Paul, MN—December 9, 2009—Patterson Companies, Inc. (Nasdaq: PDCO) today announced the election of Brian S. Tyler, Ph.D. to its board of directors.

Mr. Tyler currently is president of McKesson Medical Surgical Group, a $2.7 billion division of McKesson Corp (NYSE: MCK), that distributes surgical, pharmaceutical, equipment and laboratory products to physician offices, nursing homes, surgery centers, and the home care market. He has held a variety of management positions during his career with McKesson, which began in 1997, including serving as president of the McKesson Specialty division and senior vice president of business development and strategy.

James W. Wiltz, Patterson’s president and chief executive officer, commented: “We are very pleased that Brian Tyler has joined our board. Backed by his extensive experience in the medical distribution industry and his record of accomplishment, Brian represents an important addition to our board of directors. We are confident that he will play a key role in helping guide Patterson’s future success.”

Mr. Tyler has a doctorate in economics from the University of Chicago, serves on the board of directors of HIDA (Health Industry Distributors Association) and served on the board of directors of VistaCare until its merger with another company in 2008.

With the addition of Mr. Tyler, Patterson has expanded its board membership to ten. He will be a member of the Compensation and Governance committees.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Webster Veterinary is the nation’s second largest distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

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This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unexpected loss of key senior management personnel; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:

R. Stephen Armstrong	Richard G. Cinquina
Executive Vice President & CFO	Equity Market Partners
651/686-1600	904/415-1415